SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 30,  2004

EPIC BANCORP
(Exact name of registrant as specified in its charter)

California	000-50878	68-0175592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 Irwin Street, San Rafael California		94901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (415) 454-1212

N/A
(Former name or former address, if changed since last report)

Item 5.                                     Other Events and Regulation FD Disclosure

Listing on Nasdaq Small Cap Market.  On July 30, 2004,  Epic Bancorp (formerly San Rafael Bancorp) issued a press release announcing approval of the Company’s Nasdaq Listing Application. Epic Bancorp Common Stock will be traded on the Nasdaq Small Cap Market under the symbol EPIK. It is anticipated that trading will commence on August 9, 2004.

Cash Dividend.  The press release also announced the declaration of a 2.5-cent per share cash dividend at the Company’s July 19, 2004  board meeting. The record date for shareholders entitled to the dividend is September 30, 2004 and the dividend is payable October 15, 2004.

A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated into this report by reference.

Item 7.                                     Financial Statements and Exhibits.

(b)                 Exhibits

99.1                 Press release announcing listing on Nasdaq Small Cap Market and the declaration of a cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2004	EPIC BANCORP

/s/ Kit M. Cole
Kit M. Cole, President and Chief Executive Officer
(Principal Executive Officer)